UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 26, 2025

Corebridge Financial, Inc.
(Exact name of registrant as specified in its charter)

Delaware		001-41504	95-4715639
(State or Other Jurisdiction of Incorporation)		(Commission File Number)	(IRS Employer Identification No.)

2919 Allen Parkway, Woodson Tower,
Houston,	Texas		77019
(Address of Principal Executive Offices)			(Zip Code)
Registrant’s Telephone number, including area code: 1-877-375-2422

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	CRBG	New York Stock Exchange
6.375% Junior Subordinated Notes	CRBD	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.
On March 26, 2025, Corebridge Financial, Inc. (the “Company”) entered into a Revolving Credit Agreement, dated as of March 26, 2025, by and among the Company, the Subsidiary Borrowers party thereto, the Lenders party thereto from time to time, JPMorgan Chase Bank, N.A., as Administrative Agent, and the Several L/C Agent party thereto(the “2025 Revolving Credit Agreement”). The 2025 Revolving Credit Agreement replaces the Company’s former Revolving Credit Agreement, dated as of May 12, 2022, among the Company, the Subsidiary Borrowers party thereto, the Lenders party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, and the Several L/C Agent party thereto (the “2022 Revolving Credit Agreement”), which was scheduled to mature in 2027. Capitalized terms not defined herein shall have the meaning ascribed to them in the 2025 Revolving Credit Agreement, a copy of which is filed as Exhibit 10.1 hereto.

The 2025 Revolving Credit Agreement provides a $3,000,000,000 revolving credit facility (the “Revolving Line”) to the Company. Any borrowings under the Revolving Line will accrue interest (i) with respect to loans in US Dollars, at the Alternative Base Rate plus the Applicable Margin or at the Adjusted Term SOFR Rate plus the Applicable Margin, (ii) with respect to loans in Euros, at the Adjusted EURIBOR Rate plus the Applicable Margin, (iii) with respect to loans in Pounds Sterling, at the Adjusted Daily Simple SONIA Rate plus the Applicable Margin and (iv) with respect to loans in Japanese Yen, at the Adjusted TIBOR Rate plus the Applicable Margin. The lenders’ commitments under the Revolving Line will expire on March 26, 2030, and any borrowings under the Revolving Line will mature on such date. The Company’s obligations under the 2025 Revolving Credit Agreement are on an unsecured basis. The proceeds of any borrowings under the 2025 Revolving Credit Agreement will be used to repay any indebtedness under the 2022 Revolving Credit Agreement, to provide ongoing working capital and for other general corporate purposes of the Company and its subsidiaries.

The 2025 Revolving Credit Agreement contains customary covenants restricting, among other things, the incurrence of liens, certain fundamental changes and the lines of business. Each testing period, the Company must comply with minimum consolidated net worth and consolidated total debt ratios.

The foregoing description of the 2025 Revolving Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the 2025 Revolving Credit Agreement, a copy of which is filed as Exhibit 10.1 hereto and is incorporated into this report by reference.

Item 1.02	Termination of a Material Definitive Agreement.
In connection with entry into the 2025 Revolving Credit Agreement, the 2022 Revolving Credit Agreement was terminated without penalty and all obligations of the Company under the 2022 Revolving Credit Agreement were released, discharged and satisfied in full.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description of Exhibit

10.1
Revolving Credit Agreement, dated as of March 26, 2025, among Corebridge Financial, Inc., the Subsidiary Borrowers party thereto, the Lenders party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, and the Several L/C Agent party thereto.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Corebridge Financial, Inc.

Date:	March 27, 2025	By:	/s/ Polly N. Klane
			Name:	Polly N. Klane
			Title:	Executive Vice President and General Counsel